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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIONEER DRILLING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIONEER DRILLING COMPANY
9310 Broadway, Bldg. I
San Antonio, Texas 78217

June 30, 2004

Dear Shareholder:

        On behalf of the board of directors, we invite you to attend the 2004 Annual Meeting of Shareholders of Pioneer Drilling Company. We will hold the meeting at 10:00 a.m., Central Time, on Friday, August 6, 2004, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas.

        On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Pioneer Drilling Company's operations during the fiscal year ended March 31, 2004 is enclosed.

        We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

        Thank you for your interest in Pioneer Drilling Company.

        Sincerely,

Michael Little Chairman	Wm. Stacy Locke President and Chief Executive Officer

PIONEER DRILLING COMPANY
9310 Broadway, Bldg. I
San Antonio, Texas 78217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Friday, August 6, 2004

To the Shareholders of Pioneer Drilling Company:

        The 2004 Annual Meeting of Shareholders of Pioneer Drilling Company will be held on Friday, August 6, 2004, at 10:00 a.m., Central Time, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas. At the meeting, we will ask you to consider and take action on the following:

  (1)
  election of two Class III directors as members of the board of directors of Pioneer Drilling Company, to serve until their successors have been duly elected and qualified (Proposal 1);

  (2)
  ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005 (Proposal 2); and

  (3)
  transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

        We are sending this notice and the attached proxy statement to our shareholders on or about July 6, 2004. Our board of directors has set the close of business on June 18, 2004 as the record date for determining shareholders entitled to receive notice of and vote at the annual meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal offices at 9310 Broadway, Bldg. I, San Antonio, Texas 78217. This list will also be available at the meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

                      By Order of the Board of Directors,

                      William D. Hibbetts
                      Senior Vice President, Chief Financial Officer and Secretary

San Antonio, Texas
June 30, 2004

PIONEER DRILLING COMPANY

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

Q:
What am I being asked to vote on?

A:
We are asking you to vote on the following:

•
the election of two Class III directors as members of the board of directors of Pioneer Drilling Company to serve until our 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•
the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005; and

•
the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:
Who may vote?

A:
All shareholders of record as of the close of business on June 18, 2004, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of June 18, 2004, there were 27,300,126 shares of our common stock outstanding.

Q:
Who may attend the meeting?

A:
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:
How do I vote?

A:
You may vote in two ways:

•
you may come to the annual meeting and cast your vote in person; or

•
you may vote by completing, signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:
Who is soliciting my proxy?

A:
Pioneer Drilling Company is soliciting your proxy on behalf of its board of directors.

Q:
What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:
If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees as Class III directors (Proposal 1), and FOR ratification of the appointment of KPMG LLP as our independent auditors for the year ending March 31, 2005 (Proposal 2). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies in their best judgment.

Q:
What if I vote by proxy and then change my mind?

A:
You can revoke your proxy at any time before the annual meeting by:

•
writing to our Corporate Secretary at our principal executive offices at the mailing address in the answer to the last question on the next page;

  •
  delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

  •
  attending the annual meeting and casting your vote in person.

Q:
When did Pioneer Drilling Company first distribute this proxy statement and the accompanying form of proxy to shareholders?

A:
We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about July 6, 2004.

Q:
What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid annual meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

  We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. If a quorum is not present, a majority in interest of those present or represented at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:
What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:
Directors are elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the vote for directors. Ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005 requires the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting. An abstention will have the effect of a vote against the ratification of the appointment of KPMG LLP as our independent auditors, and a broker non-vote will not have any effect on either of those proposals.

Q:
Who will count the votes?

A:
Representatives of Registrar & Transfer Co., the transfer agent for our common stock, will tabulate the votes.

Q:
What shares are included on the proxy card?

A:
The shares listed on your card represent all the shares of stock held in your name (as distinguished from shares held by a broker in "street" name). You will receive a separate card from your broker if your broker holds shares for you in "street" name.

Q:
What does it mean if I receive more than one proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:
What is Pioneer Drilling Company's mailing address?

A:
Our mailing address is Pioneer Drilling Company, 9310 Broadway, Bldg. I, San Antonio, Texas 78217.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of our common stock as of June 25, 2004 by (1) each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our chief executive officer and each of our other executive officers named in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group. All persons listed in the table below have sole voting and investment power with respect to their shares unless otherwise indicated. As of June 25, 2004, there were 27,300,126 shares of common stock outstanding. The number of shares and percentage of ownership for each person or entity listed assumes that options exercisable within 60 days are outstanding, unless otherwise indicated. For all executive officers and directors, as a group, the table assumes all the options for the group that are exercisable within 60 days are outstanding, unless otherwise indicated.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent of Class
WEDGE Energy Services, L.L.C. and Mr. Issam M. Fares 1415 Louisiana, Suite 3000 Houston, Texas 77002	13,508,864	(1)(2)	40.24%
Chesapeake Energy Corporation 6100 N. Western Ave. Oklahoma City, OK 73154-0496	5,333,333	(3)	19.54%
T.L.L. Temple Foundation 109 Temple Blvd., Suite 300 Lufkin, Texas 75901-7321	1,799,647	(4)	6.59%
Temple Interests, L.P. 109 Temple Blvd., Suite 300 Lufkin, Texas 75901-7321	199,391	(4)	*
Wm. Stacy Locke 9310 Broadway, Bldg. I San Antonio, Texas 78217	1,170,480	(5)	4.23%
Michael E. Little 1415 Louisiana, Ste. 3000 Houston, Texas 77002	1,009,382		3.70%
William D. Hibbetts 13007 Blanche Coker San Antonio, Texas 78216	163,279	(6)	*
James M. Tidwell 1415 Louisiana, Suite 3000 Houston, Texas 77002	25,000	(7)	*
C. John Thompson 813 N. 2nd Bellaire, Texas 77401	25,000	(8)	*

Dean A. Burkhardt 2125 Bolsover Houston, Texas 77055	20,000	(9)	*
C. Robert Bunch 4234 B Drake Houston, Texas 77005	10,000	(10)	*
Michael F. Harness 15995 N. Barkers Landing, Suite 300 Houston, Texas 77079	10,000	(11)	*
Franklin C. West 13919 Bluff Wind San Antonio, Texas 78216	368,500	(12)	1.33%
Donald G. Lacombe 1303 Midnight Drive San Antonio, Texas 78258	60,501	(13)	*
All executive officers and directors as a group (10 persons)	2,862,142	(14)	10.13%

*
Less than 1%

(1)
Based on information included in a Schedule 13D that WEDGE Energy Services, L.L.C. and Mr. Issam M. Fares filed, as amended on July 9, 2002. WEDGE has advised us that Mr. Fares is the ultimate beneficial owner of all the outstanding ownership interests of WEDGE. The Schedule 13D states that Mr. Tidwell is an officer of WEDGE. Mr. Little is also an officer of WEDGE.

(2)
Includes 6,267,857 shares of common stock which would be issued if WEDGE were to convert a convertible subordinated debenture issued to WEDGE in July 2002.

(3)
Based on information included in a Schedule 13D that Chesapeake Energy Corporation filed on March 31, 2003.

(4)
Based on information included in a Schedule 13D that T.L.L. Temple Foundation, Temple Interests, L.P., and other related parties filed on August 16, 2001. The Schedule 13D indicates that the entities, including T.L.L. Temple Foundation and Temple Interests, L.P., may be deemed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934.

(5)
Includes 25,387 shares of common stock owned by members of Mr. Locke's immediate family and options to purchase 400,000 shares of common stock.

(6)
Includes options to purchase 16,667 shares of common stock.

(7)
Includes options to purchase 25,000 shares of common stock.

(8)
Includes options to purchase 25,000 shares of common stock.

(9)
Includes options to purchase 20,000 shares of common stock.

(10)
Includes options to purchase 10, 000 shares of common stock.

(11)
Includes options to purchase 10,000 shares of common stock.

(12)
Includes options to purchase 350,000 shares of common stock.

(13)
Includes options to purchase 60,001 shares of common stock.

(14)
Includes options to purchase 916,668 shares of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of seven directors. Our board of directors is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for two of our Class III directors will expire at the annual meeting.

        Our board has nominated Messrs. Michael E. Little and C. Robert Bunch, each of whom currently serves on the board, as nominees for current election at the annual meeting as Class III directors. Mr. Little was elected at our 2002 annual meeting of shareholders. Mr. Bunch was appointed as a new member to our board on May 17, 2004 to fill the vacancy when Mr. White resigned to make room for an independent director. One of our non-management directors recommended Mr. Bunch as a nominee to the board. The Company does not pay a fee to any third party or parties to identify, evaluate or assist in identifying or evaluating potential nominees.

        Assuming the presence of a quorum, the election of any director requires the favorable vote of the holders of a plurality of the shares present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director. If, however, any nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the board of directors may designate.

NOMINEES

Nominees as Class III Directors for election for terms expiring at the 2007 annual meeting	Age	Position(s) Held
Michael E. Little	49	Chairman
C. Robert Bunch	49	Director

        Michael E. Little has served as one of our directors and as our Chairman of the board since November 1998. From November 1998 to December 1993 he served as our Chief Executive Officer. Mr. Little currently serves as President and Chief Executive Officer of WEDGE Group Incorporated, a position he has held since December 2003. Mr. Little served as President and Chief Executive Officer and as a director of Dawson Production Services, Inc. from March 1982 until it was acquired by Key Energy Services, Inc. in October 1998. He also served as Chairman of the board of Dawson Production Services, Inc. from March 1983 to October 1998. From 1980 to 1982, Mr. Little was Vice President of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman and as a drilling engineer. Mr. Little is also a director of Intercontinental Bank Shares Corporation, a bank holding company.

        C. Robert Bunch has served as one of our directors since May 2004. Mr. Bunch has been an independent oil service consultant and investor since June 2003. Mr. Bunch served as President and Chief Operating Officer of Input/Output, Inc., a leading provider of geophysical equipment and services, from January 2003 to May 2003. Mr. Bunch served as Vice President and Chief Operating Officer of Input/Output, Inc. from October 2002 to December 2002. He served as Vice President and Chief Administrative Officer of Input/Output, Inc. from November 1999 to September 2002 and was a partner in the law firm of King & Pennington, L.L.P. from May 1997 to November 1999. He previously served as an associate in that law firm from April 1996 to May 1997. He served as an associate in the law firm of Scott, Douglas & McConnico, L.L.P. from June 1994 to June 1995. He served as Executive Vice President and Chief Operating Officer of OYO GeoSpace Corp. from December 1995 to April 1996 and as Senior Vice President and Chief Financial Officer from June 1995 to December 1995. He served as Senior Vice President and Chief Administrative Officer of Siberian American Oil Company from June 1992 to June 1994. He served as President and Chief Operating Officer of Tescorp, Inc. from November 1989 to March 1992 and as Senior Vice President and Chief Financial Officer from June 1985 to November 1989. He served as assistant controller of Hughes Tool Company from April 1981 to June 1985. He served on the audit staff of Deloitte & Touche from July 1977 to April 1981. Mr. Bunch has served as a director for Maverick Tube Corporation, a public company, since 1992 and serves as Chairman of its compensation committee and a member of its audit committee.

        Your board of directors unanimously recommends a vote "FOR" the election of each of the persons nominated for election to the board of director as Class III Directors.

DIRECTORS WITH TERMS EXPIRING IN 2005

Class I Directors whose terms expire at the 2005 annual meeting	Age	Position(s) Held
Michael F. Harness	50	Director
James M. Tidwell	57	Director
Dean A. Burkhardt	54	Director

        Michael F. Harness has served as one of our directors since May 2004. He replaced Mr. Hibbetts, who resigned as a director so we could add an independent director as required by AMEX. Mr. Harness currently serves as President and CEO of Osyka Corporation, an independent oil and gas company, which he founded, headquartered in Houston, Texas, a position he has held since August 1989. He served as Manager of Engineering for the Exploration and Production Group of Texas Eastern Corporation from January 1984 to July 1989. Mr. Harness served in various engineering positions for Amoco Production Company from January 1977 to April 1982.

        James M. Tidwell has served as one of our directors since March 2001. Mr. Tidwell currently serves as Vice President and Chief Financial Officer of WEDGE Group Incorporated, a position he has held since January 2000. From June 1999 to January 2000, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company. From August 1996 to June 1999, he was Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. For more than five years prior to joining Daniel Industries, Inc., Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a worldwide leader in engineering, manufacturing and marketing of premium tubular connections and pressure control devices for oil and gas drilling and production. Mr. Tidwell is also a director of T-3 Energy Services, Inc. and Link Energy LLC.

        Dean A. Burkhardt has served as one of our directors since October 26, 2001. Mr. Burkhardt has been an investor and consultant in the energy service industry during the last five years as well as a co-owner of Dubina Rose Ranch, Ltd, a ranch business engaged in the breeding and selling of American Quarter Horse Association registered horses and coastal hay. Since 1997, Mr. Burkhardt has provided consulting services regarding oil and gas projects in Bolivia and Argentina to Frontera Resources Corporation, a developer and operator of oil and gas projects in emerging markets, consulting services regarding investments in fuel cells and workover services to WEDGE (1997-1998), and consulting services relating to the marketing of technical drilling engineering and quality management services to T. H. Hill & Associates, Inc., a drilling engineering and quality management services provider. Mr. Burkhardt co-founded Cheyenne Services, Inc. (1979), a provider of oilfield tubular make-up, tubular inspection, and third-party quality assurance services, and Applied Petroleum Software, Inc. (1983), a provider of production engineering software. From 1981 to 1982, Mr. Burkhardt was President and CEO of Tescorp Energy Services, a provider of hydraulic workover services, rental tools and tubular services.

DIRECTORS WITH TERMS EXPIRING IN 2006

Class II Directors whose terms expire at the 2006 annual meeting	Age	Position(s) Held
Wm. Stacy Locke	48	President, Chief Executive Officer and Director
C. John Thompson	51	Director

        Wm. Stacy Locke has served as one of our directors since May 1995. He has been our President and Chief Executive Officer since December 2003 and was our President and Chief Financial Officer from August 2000 to December 2003. He previously served as our President and Chief Operating Officer from November 1998 to August 2000 and as our President and Chief Executive Officer from May 1995 to November 1998. Prior to joining Pioneer Drilling Company, Mr. Locke was Vice President—Investment Banking with Arneson, Kercheville, Ehrenberg & Associates, Inc. from January 1993 to April 1995. He was Vice President—Investment Banking with Chemical Banking Corporation's Texas Commerce Bank from 1988 to 1992. He was Senior Geologist with Huffco Petroleum Corporation from 1982 to 1986. From 1979 to 1982, Mr. Locke worked for Tesoro Petroleum Corporation and Valero Energy as a Geologist.

        C. John Thompson has served as one of our directors since May 2001. Mr. Thompson currently serves as Chairman and Chief Executive Officer of Ventana Capital Advisors, Inc., a company he founded in June 2004 to provide capital advisory services to upstream oil and gas producers. Mr. Thompson served as a Vice President of Constellation Energy, a position he held from August 2003 to May 2004. Mr. Thompson was a consultant from December 2001 to August 2003. He was Vice President and Co-Manager of Enron Energy Capital Resources from February 2000 to December 2001. From September 1997 to February 2000, Mr. Thompson was a principal in Sagestone Capital Partners, which provided investment banking services to the oil and gas industry and portfolio management services to various institutional investors. From December 1990 to May 1997, Mr. Thompson held various positions with Enron Energy Capital Resources and its predecessor companies. From 1977 until 1990, Mr. Thompson worked in the energy banking industry.

        There are no family relations, of first cousin or closer, among the Company's directors or executive officers by blood, marriage or adoption. The board has determined that all directors of the Company are independent directors as defined by AMEX, except that Mr. Locke is not independent because he is an employee of the Company, Mr. Little is not independent because he was an employee of the Company until December 2003 and is an officer of WEDGE Group Incorporated and Mr. Tidwell is not independent because he is an officer of WEDGE Group Incorporated, although Mr. Tidwell has been approved by the AMEX to be on the audit committee pursuant to an exception to its general listing standards.

        In connection with our sale of various securities to WEDGE, we have agreed that, as long as WEDGE owns at least 10% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors one person designated by WEDGE who shall be a nominee to our board of directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. As long as WEDGE owns at least 25% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors up to three persons designated by WEDGE who shall be nominees to our board of directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such election. If WEDGE has three nominees on the board of directors, at least one shall be an individual with no affiliation to WEDGE or its affiliates. The nominee, if elected, shall serve as an independent outside director. Additionally, at least one of WEDGE's board nominees shall be appointed to serve on our audit committee and compensation committee. In addition, Messrs. Little and Locke have executed a voting agreement which obligates them to vote the shares of common stock they own in favor of any WEDGE director nominee or nominees. See "Certain Relationships and Related Transactions—Transactions with WEDGE Energy Services, L.L.C." Mr. Little and Mr. Tidwell are WEDGE nominees to our board of directors. Mr. Burkhardt is a WEDGE nominee to our board of directors and our audit and compensation committee. Mr. Burkhardt is not affiliated with WEDGE.

INFORMATION CONCERNING MEETINGS
AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Meetings

        Our board of directors held six meetings and acted by unanimous written consent on six occasions in fiscal 2004. It has three standing committees: and an audit committee, a compensation committee and a corporate governance and nomination committee. During fiscal 2004, each member of the board attended at least 80% of the aggregate number of meetings of the board and any committee on which he served. In addition, the independent directors held one meeting of independent directors during fiscal 2004.

Audit Committee

        During the fiscal year ended March 31, 2004, the audit committee was comprised of Messrs. Burkhardt, Thompson and Tidwell. The audit committee met five times during fiscal 2004. The audit committee is governed by a revised charter that the board adopted on March 11, 2004. We have attached a copy of this charter to this proxy statement, as Appendix A. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Website at www.pioneerdrlg.com.

        Our common stock is listed on the American Stock Exchange. In that connection, we have agreed to comply with the listing standards of the AMEX which require that we have at least three members of the audit committee each of whom are independent. Although Mr. Tidwell is not independent under the general listing standards of the AMEX because he is an officer of WEDGE Group Incorporated, he has however been previously approved by the AMEX to be on the audit committee pursuant to an exception to its general listing standards. The board appointed Mr. Tidwell to the audit committee because of his past experience as the Chief Financial Officer of a public company. In June 2004, Mr. Bunch was added as a member of our audit committee and we now have three members of the audit committee who are independent, as defined by the listing standards of the AMEX. Mr. Tidwell's service as a member of our audit committee will terminate immediately prior to the annual meeting and after that time our audit committee will be comprised of three independent directors as required by the AMEX. In addition, the board has determined that at least one independent member of the audit committee, Mr. Bunch, is an "audit committee financial expert". Mr. Bunch's experience is described in his biography under the heading "Election of Directors".

        The audit committee's role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors' work. The following functions are the key responsibilities of the audit committee in carrying out its oversight:

  •
  recommending the appointment of our independent auditors to the board of directors;

  •
  reviewing the scope of the independent auditors' examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

  •
  reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

  •
  preparing a report for inclusion in our proxy statement of its review of our audited financial statements, including a statement on whether it recommended that the board include those financial statements in our annual report on Form 10-K for that year;

  •
  approving and ratifying the duties and compensation of our independent auditors, both for audit and nonaudit services; and

  •
  reviewing and assessing, on an annual basis, the adequacy of the audit committee's charter and recommending revisions to the board.

        The audit committee meets separately from the whole board with the independent auditors to provide an open avenue of communication. The audit committee and the board of directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Compensation Committee

        During fiscal 2004, the compensation committee consisted of Messrs. Thompson, Burkhardt and Tidwell. The compensation committee met four times during the fiscal year ending March 31, 2004. In June 2004, Mr. Bunch was added as a member of our compensation committee and we now have three members of the compensation committee who are independent. The compensation committee is governed by a charter that the board adopted on March 11, 2004. We have attached a copy of this charter to this proxy Statement, as Appendix B. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our website at www.pioneerdrlg.com. The compensation committee determines salaries for executive officers and incentive compensation for our senior employees and key employees. For additional information concerning the compensation committee, see "Report of the Compensation Committee Regarding Executive Compensation."

Nominating and Corporate Governance Committee

        During fiscal 2004, the nominating and corporate governance committee consisted of Messrs. Thompson, Burkhardt and Tidwell. This committee was formed on March 11, 2004 by the board of directors and held one meeting in the last fiscal year. Prior to the formation of the nominating and corporate governance committee, the independent directors of the board performed the functions of the nominating and corporate governance committee. Mr. Harness replaced Mr. Tidwell as a member of the nominating and corporate governance committee in June 2004. All of the members of the nominating and corporate governance committee are "independent directors" as required by the AMEX listing standards. The nominating and corporate governance committee is governed by a charter that the Board adopted on March 11, 2004. The committee is responsible for seeking, evaluating and recommending qualified individuals to become directors of the Company. The committee is also responsible for periodically reviewing and assessing the adequacy of the Company's corporate governance policies and procedures and recommending proposed changes to the board. We have attached a copy of that charter to this proxy statement as Appendix C. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our website at www.pioneerdrlg.com.

Director Nominations

        The nominating and corporate governance committee considers candidates for board memberships suggested by its members and other board members, as well as by management and shareholders. The committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the committee in care of the Secretary of the Company at 9310 Broadway, Bldg. I, San Antonio, Texas 78217.

        Once a prospective candidate has been identified, the committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the committee. The committee then evaluates the prospective candidate by considering, in addition to the criteria set forth in the Company's bylaws, each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. Consideration is also given to members of the board having an appropriate mix of background and skills.

Director Compensation

        We pay to each of our nonemployee directors fees for service on our board or committees of our board as follows:

Board Member Fees
Chairman's annual retainer	$30,000
Member's annual retainer	$20,000
Each meeting attended in person	$1,000
Each meeting attended by telephone	$500
Subcommittee meeting attended in person	$500
Subcommittee meeting attended by telephone	$250
Audit Committee Fees:
Chairman's annual retainer	$10,000
Member's annual retainer	$4,000
Each meeting attended in person	$1,000
Each meeting attended by telephone	$500
Subcommittee meeting attended in person	$1,000
Subcommittee meeting attended by telephone	$500
Compensation Committee Fees:
Chairman's annual retainer	$2,000
Member's annual retainer	$1,000
Each meeting attended in person	$500
Each meeting attended by telephone	$250
Nominating and Corporate Governance Committee Fees:
Chairman's annual retainer	$2,000
Member's annual retainer	$1,000
Each meeting attended in person	$500
Each meeting attended by telephone	$250

        If a board meeting and a committee meeting are held on the same day, the committee meeting fee is one-half of the regular committee meeting fee. We also grant nonemployee directors options to purchase 10,000 shares of common stock upon initially becoming a director and 5,000 shares of common stock in each subsequent year pursuant to our 1995, 1999 and 2003 Incentive Plans. We reimburse all directors for out-of-pocket expenses they incur in connection with attending board and board committee meetings or otherwise in their capacity as directors.

        We expect each director to make every effort to attend each board meeting, each meeting of any committee on which he sits and the annual meeting of shareholders. Attendance in person at board and committee meetings is preferred but not required and attendance by teleconference is permitted if necessary. All of our directors attended last year's annual meeting except Mr. White.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table provides information about our current executive officers (ages are as of July 1, 2004):

Name	Age	Position(s) Held
Wm. Stacy Locke	48	President, Chief Executive Officer and Director
Franklin C. West	64	Executive Vice President and Chief Operating Officer
William D. Hibbetts	55	Senior Vice President, Chief Financial Officer and Secretary
Donald G. Lacombe	50	Senior Vice President—Marketing

        For a description of the business background of Mr. Locke, see "Election of Directors" above.

        Franklin C. West has served as our Executive Vice President and Chief Operating Officer since January 2002. Prior to joining Pioneer Drilling Company, he was Vice President for Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and continued in the same capacity for Grey Wolf, Inc. until December 2001. Mr. West has over 40 years of experience in the drilling industry.

        William D. Hibbetts has served as our Senior Vice President, Chief Financial Officer and Secretary since December 2003 and served as one of our directors from June 1984 to May 2004. He previously served as our Senior Vice President, Chief Accounting Officer and Secretary from May 2002 to December 2003 and served as our Vice President, Chief Accounting Officer and Secretary from December 2000 to May 2002. He served as the Chief Financial Officer of International Cancer Screening Laboratories from March 2000 to December 2000. He worked as a consultant from June 1999 to March 2000. He served as the Chief Accounting Officer of Southwest Venture Management Company from July 1988 to May 1999. Mr. Hibbetts was the Treasurer/Controller of Gary Pools, Inc. from May 1986 to July 1988. He previously served as an officer of our company from January 1982 until May 1986. Before initially joining our company, Mr. Hibbetts served in various positions as an accountant with KPMG Peat Marwick LLP from June 1971 to December 1981, including as an audit manager from July 1978 to December 1981.

        Donald G. Lacombe has served as our Senior Vice President—Marketing since May 2002 and served as our Vice President—Marketing from August 2000 to May 2002. Prior to joining Pioneer Drilling Company, he was Contracts and Sales Manager for Grey Wolf, Inc.'s South Texas Division and for Flournoy Drilling Company from April 1993 to August 2000. Mr. Lacombe was an engineer with Dresser Magcobar from 1978 to 1993. He was an assistant geologist for TransOcean Oil from 1972 to 1975. Mr. Lacombe is a past President of the South Texas Chapter of the American Petroleum Institute and a past Chairman of the South Texas Chapter of the International Association of Drilling Contractors ("IADC").

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation we paid or accrued for services performed during the fiscal years ended March 31, 2004, 2003 and 2002 by our Chief Executive Officer, our former Chief Executive Officer and our three other most highly compensated executive officers (the "named executive officers"). No other officer was paid compensation in excess of $100,000 during any of those fiscal years.

Annual Compensation
Name and Principal Position	Fiscal Year					Securities Underlying Options
		Salary (1)		Bonus
Michael E. Little Director, Chairman(2)	2004 2003 2002	$ $ $	180,956 164,340 162,440	$	— — 78,843	250,000 — —
Wm. Stacy Locke Director, President and Chief Executive Officer	2004 2003 2002	$ $ $	250,057 164,340 162,440	$	— — 78,843	110,000 — —
Franklin C. West Executive Vice President and Chief Operating Officer(3)	2004 2003 2002	$ $ $	187,000 185,500 41,885	$ $ $	50,000 50,000 50,000	100,000 — 450,000
William D. Hibbetts Senior Vice President, Chief Financial Officer and Secretary	2004 2003 2002	$ $ $	138,654 117,854 108,840	$	— — 27,210	125,000 — —
Donald G. Lacombe Senior Vice President-Marketing	2004 2003 2002	$ $ $	120,000 120,000 112,703	$	— — 19,047	100,000 — 50,000

(1)
Includes vehicle allowances, when applicable, included in annual compensation, but excludes the value of perquisites and other personal benefits for the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for the named executive officers.

(2)
Mr. Little's employment as Chief Executive Officer of our company terminated on December 8, 2003. However, he still serves as the chairman of our board of directors.

(3)
Mr. West's employment with our company began on January 1, 2002.

Option Grants in Last Fiscal Year

        Options were granted to the named executive officers during the fiscal year ended March 31, 2004 as follows:

Individual Grants
Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For OptionTerm
% of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted(#)			Exercise or Base Price ($/Sh)
Name						Expiration Date
							5%($)		10%($)
Michael E. Little	250,000	25.0%			$4.65	8/28/2013		$731,090		$1,852,726
Wm Stacy Locke	100,000 10,000	10.0 1.0	% %	$ $	3.67 4.77	11/29/2013 1/4/2014	$ $	230,804 29,998	$ $	584,903 76,022
Franklin C. West	100,000	10.0%			$4.77	1/4/2014		$299,983		$760,215
William D. Hibbits	50,000 75,000	5.0 7.5	% %	$ $	3.70 4.77	4/20/2013 1/4/2014	$ $	116,346 224,987	$ $	294,842 570,161
Donald G. Lacombe	50,000 50,000	5.0 5.0	% %	$ $	3.70 4.77	4/20/2013 1/4/2014	$ $	116,346 149,991	$ $	294,842 380,108

Stock Option Exercises and 2004 Fiscal Year-End Option Values

        The following table details the number and value of securities exercised during the year ended March 31, 2004 by the named executive officers and of securities underlying unexercised options held by the named executive officers at March 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year- End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Little	650,000	$4,062,500	—	250,000	—	$500,000
Wm. Stacy Locke	—	—	400,000	110,000	$2,510,000	$316,800
Franklin C. West	—	—	350,000	200,000	$1,277,500	$553,000
William D. Hibbetts	15,000	$29,400	—	135,000	—	$332,500
Donald G. Lacombe	10,000	$25,996	38,334	76,666	$120,335	$187,165

(1)
Based on the closing price per share for our common stock on the AMEX on March 31, 2004.

Equity Compensation Plan Information

        The following table provides information on our equity compensation plans as of June 25, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,091,666	$3.24	2,371,413
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,091,666	$3.24	2,371,413

Employment Agreement

        On April 25, 1995, we executed an Employment Agreement with Mr. Locke and have since amended it twice. Mr. Locke signed the Second Amendment to the Executive Employment Agreement on August 21, 2000, with an initial term ending April 30, 2003; however, the agreement is automatically renewed after each one-year employment term. The agreement, as amended, specifies a minimum annual base salary of $150,000 and provides for a discretionary incentive bonus.

        Under the agreement, if Mr. Locke were to resign as one of our directors, the agreement provides that upon Mr. Locke's request, we would reappoint him to serve on our board of directors until the next annual meeting. Furthermore, following such reappointment, we would take all reasonable steps to make certain that Mr. Locke appeared on the authorized slate of nominees for our board of directors at all annual or special meetings of stockholders to vote for the election of directors.

        If we were to terminate Mr. Locke without cause, as defined in the agreement, Mr. Locke would be entitled to be paid $150,000. In the event of Mr. Locke's death, we would pay his estate any and all of his unpaid annual base salary and accrued benefits due to Mr. Locke through the date of his death. In addition, we would also pay his estate the annual base salary he would have earned for a period of ninety days following the date of his death and a pro rata amount of any discretionary bonus and any other amounts attributable to any bonus, incentive or similar program paid to Mr. Locke for the prior contract year, in the time and the manner that Mr. Locke would have been paid such compensation.

Compensation Committee Interlocks and Insider Participation

        Messrs. Thompson, Burkhardt and Tidwell served on our compensation committee over the last fiscal year. No member of the compensation committee was (i) an officer or employee of the Company or a subsidiary of the Company during that period, (ii) formerly an officer of the Company or a subsidiary of the Company or (iii) had any relationship required to be disclosed pursuant to Item 404 of Regulation S-K except that Mr. Tidwell serves as the Vice President and Chief Financial Officer of WEDGE Group Incorporated, which through an affiliate, WEDGE Energy Services, L.L.C., holds approximately $27 million of our $28 million outstanding aggregate principal amount of 6.75% convertible debentures, which debentures are convertible into 6,500,000 shares of common stock at $4.31 per share. Mr. Tidwell is also Vice President of WEDGE Energy Services, L.L.C. See also "Certain Relationships and Related Transactions" below for further information regarding the transactions with WEDGE.

        During the 2004 fiscal year, none of our executive officers (a) served as a member of a compensation committee of another company, one of whose executive officers served on our compensation committee; (b) a director of another company, one of whose executive officers served on our compensation committee; or (c) a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WEDGE Energy Services, L.L.C.

        On October 9, 2001, we issued a 6.75% five-year $18,000,000 convertible subordinated debenture, Series A, to WEDGE. The debenture was convertible into 4,500,000 shares of common stock at $4.00 per share. We used approximately $9,000,000 of the proceeds to complete the construction of two drilling rigs. We used approximately $6,000,000 to reduce a $12,000,000 credit facility. We used the balance of the proceeds for drilling equipment and working capital. On July 3, 2002, we issued an additional $10,000,000 of 6.75% convertible subordinated debt to WEDGE with an effective conversion rate of $5.00 per share. The transaction was effected by an agreement between us and WEDGE under which WEDGE agreed to provide the additional $10,000,000 in financing and to cancel the previously issued debenture in the principal amount of $18,000,000 in exchange for $28,000,000 in new 6.75% convertible subordinated debentures. The new debentures are convertible into 6,500,000 shares of common stock at $4.31 per share, which resulted from a pro rata blending of the $5.00 conversion rate of the new $10,000,000 financing and the $4.00 conversion rate of the $18,000,000 debenture being cancelled. WEDGE funded $7,000,000 of the $10,000,000 on July 3, 2002 and $2,000,000 on July 29, 2002. William H. White, one of our former directors and the then President of WEDGE, purchased the remaining $1,000,000 on July 29, 2002. We used $7,000,000 of the proceeds from the new debt to pay down other outstanding bank debt and $3,000,000 for the purchase of drilling equipment. The new debentures are subject to call provisions under which we may, at our option, prepay the new debentures after July, 2004, at 105% of principal during 2004, 104% during 2005, 103% during 2006, and 100% during 2007 and thereafter.

        At our 2001 annual meeting, we adopted a proposal to institute a staggered board of directors. As a result, we have modified our voting agreement with WEDGE so that, as long as WEDGE owns at least 10% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors, one person designated by WEDGE who shall be a nominee to our board of directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. As long as WEDGE owns at least 25% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors up to three persons designated by WEDGE who shall be nominees to our board of directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such election. If WEDGE has three nominees on the board of directors, at least one shall be an individual with no affiliation to WEDGE or its affiliates. That nominee, if elected, shall serve as an independent outside director. Additionally, at least one of WEDGE's board nominees shall be appointed to serve on our audit committee and compensation committee.

        WEDGE owns 7,241,007 shares of our common stock, which constitutes approximately 26.52% of our issued and outstanding common stock. Upon full conversion of the debenture into shares of our common stock, WEDGE would own 13,508,864 shares of our common stock, which would constitute approximately 40.24% of our outstanding common stock, assuming no other issuances of common stock prior to the full conversion of the new debenture.

        We have granted WEDGE demand registration rights and piggyback registration rights in connection with our sales of shares of common stock to WEDGE, including any common stock that may be issued to WEDGE as the result of any conversion of the new debenture. These rights generally obligate us to cause the registration of the shares of common stock that WEDGE holds upon WEDGE's request; however, while WEDGE can cause us to effect the registration of its shares an unlimited number of times under its piggyback registration rights, WEDGE can only cause us to effect the registration of its shares four times under its demand registration rights.

Transaction with Chesapeake Energy Corporation

        On March 31, 2003, we sold 5,333,333 shares of our common stock to Chesapeake Energy Corporation for $20,000,000 ($3.75 per share), before related offering expenses. In connection with that sale, we granted Chesapeake Energy a preemptive right to acquire equity securities we may issue in the future, under specified circumstances, in order to permit Chesapeake Energy to maintain its proportionate ownership of our outstanding shares of common stock. We also granted Chesapeake Energy a right, under certain circumstances, to request registration of its shares under the Securities Act of 1933. Chesapeake Energy owns approximately 19.54% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required filings for the 2004 fiscal year were made on a timely basis.

        In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the board of directors of Pioneer Drilling Company:

        We have reviewed and discussed with management Pioneer Drilling Company's audited financial statements as of and for the year ended March 31, 2004.

        In addition, we have discussed with KPMG LLP, Pioneer Drilling Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with KPMG LLP its independence from Pioneer Drilling Company. We also considered whether KPMG LLP's provision of services that are not related to the audit of Pioneer Drilling Company's financial statements is compatible with maintaining that firm's independence from Pioneer Drilling Company.

        Based on the reviews and discussions referred to above, we recommended to the board of directors of Pioneer Drilling Company that the audited financial statements referred to above be included in Pioneer Drilling Company's annual report on Form 10-K for the year ended March 31, 2004 for filing with the Securities and Exchange Commission.

                      The Audit Committee

                      Dean A. Burkhardt, Chairman
                      C. John Thompson
                      C. Robert Bunch
                      James M. Tidwell

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

        The compensation committee (the "Committee") of the board of directors of Pioneer Drilling Company administers Pioneer Drilling Company's executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers. The Committee seeks to reward senior and key employees for building long-term shareholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain management personnel necessary to Pioneer Drilling Company's success.

Base Salaries

        The Committee determines base salaries for executives initially by evaluating executives' levels of responsibility, prior experience, breadth of knowledge and equity compensation, as well as external pay practices in the contract drilling industry. The Committee intends to review executive salaries annually based on a variety of factors, including individual performance, general levels of market salary increases and Pioneer Drilling Company's overall results. The Committee grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. However, the Committee considers operating performance, execution of Pioneer Drilling Company's business strategy, earnings levels and progress in implementing business development efforts in establishing base salary increases for executives.

Increase in Chief Executive Officer's Salary

        During the fiscal year ending March 31, 2004, the annual salary of Mr. Locke, our chief executive officer increased from $153,440 to $275,000. The increase in annual compensation reflects his contribution to the growth of our company and his promotion to Chief Executive Officer in December 2003. His annual compensation also includes a monthly vehicle allowance of $1,000 per month.

Stock Option Plans

        Pioneer Drilling Company periodically makes stock option grants to its executive officers under its 1995, 1999 and 2003 Stock Option Plans. The Committee believes this equity-based compensation provides appropriate incentive to executive management to seek maximum shareholder benefit. During the fiscal year ended March 31, 2004, Pioneer Drilling Company granted options to its executive officers as follows:

Michael E. Little	250,000
Wm. Stacy Locke	110,000
Franklin C. West	100,000
William D. Hibbetts	125,000
Donald G. Lacombe	100,000

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain executive officers, except for qualified performance-based compensation. Pioneer Drilling Company had no nondeductible compensation expense for the year ended March 31, 2004. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Pioneer Drilling Company's objectives.

        This report is furnished by the compensation committee of the board of directors.

                      C. John Thompson, Chairman
                      Dean A. Burkhardt
                      C. Robert Bunch
                      James M. Tidwell

PERFORMANCE GRAPH

        The following graph compares, for the period from March 31, 1999 to March 31, 2004, the cumulative shareholder return on our common stock with the cumulative total return on the AMEX Composite Index and a peer group index we selected that includes three public companies within our industry. The comparison assumes that $100 was invested on March 31, 1999 in our common stock, the AMEX Composite Index and the peer group index, and further assumes all dividends were reinvested. During the period from March 31, 1999 through March 7, 2001, our common stock was traded on the over-the-counter market and quoted in the National Quotation Bureau's "Pink Sheets." Since March 8, 2001, our shares of common stock have been listed on the American Stock Exchange.

        The companies that comprise the peer group index are Helmerich & Payne, Inc., Grey Wolf, Inc. and Patterson—UTI Energy, Inc.

Comparison of Cumulative Total Return

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        The board of directors has selected KPMG LLP to serve as our independent auditors for the year ending March 31, 2005. Although shareholder ratification is not required, the board has directed that such appointment be submitted to the shareholders for ratification at the annual meeting. KPMG LLP has served as our independent auditors since 1979. Representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

        Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting is necessary to ratify the selection of KPMG LLP as our independent auditors for the year ending March 31, 2004. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the ratification of selection of independent auditors. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the ratification of the selection of KPMG LLP as independent auditors. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the appointment of our independent auditors, and a broker non-vote will not have any effect on the vote.

Principal Accounting Fees and Services

        Audit Fees.    The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Qs were $182,500 in the 2004 fiscal year and $144,000 in the 2003 fiscal year.

        Audit-Related Fees.    The aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported in Audit Fees above was $2,200 in the 2004 fiscal year and $0 in the 2003 fiscal year. These audit related fees consisted of accounting matters related to acquisitions.

        Tax Fees.    The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning was $11,500 in the 2004 fiscal year and $0 in the 2003 fiscal year. These tax fees related to an update of the determination of any limitation on our tax loss carry forwards arising from our fiscal year ended March 31, 2003.

        All Other Fees.    The aggregate fees billed for products and services provided by KPMG LLP other than the services reported in Audit Fee, Audit-Related Fees and Tax Fees above, was $0 in the 2004 fiscal year and $0 in the 2003 fiscal year.

        Audit Committee's Pre-Approval Policies and Procedures.    The audit committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to the Company. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. At the present time the Company uses a third party other than the independent auditor to prepare its tax returns and deal with tax compliance issues; therefore, no pre-approval of tax services to be provided by the independent auditor is required. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios as determined by the audit committee. The audit committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services which were addressed in the pre-approval, but exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval by the audit committee. The audit committee does not delegate its responsibilities concerning pre-approval of services to management. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for services performed to date.

        During fiscal 2004, no pre-approval requirements were waived for services included in the Audit-Related Fees, Tax Fees and All Other Fees captions above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

        Our board of directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent auditors of Pioneer Drilling Company for the year ending March 31, 2005.

EXPENSES RELATED TO THIS PROXY SOLICITATION

        We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal calls without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $10,000.

OTHER INFORMATION

Date for Submission of Shareholder Proposals

        Under rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2005 Annual Meeting of Shareholders must send notice of the proposal to our corporate secretary at our principal executive offices, 9310 Broadway, Bldg. I, San Antonio, Texas 78217, so that we receive that notice by no later than March 10, 2005, unless the date of our 2005 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2004 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2005 Annual Meeting of Shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

        In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not earlier than 180 days and not less than 90 days prior to the first anniversary of our preceding year's annual meeting. These requirements are in addition to the SEC's requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement. Shareholders must deliver the proposals to our corporate secretary at Pioneer Drilling Company, 9310 Broadway, Bldg. I, San Antonio, Texas 78217.

Shareholder Communications

        The Company's board of directors has provided for a process for security holders to send communications to the board of directors. Any security holder can send communications to the board by mail as follows:

Board of Directors of Pioneer Drilling Company
c/o Corporate Secretary
9310 Broadway, Bldg. I
San Antonio, Texas 78217

        All security-holder communications will be relayed to all board members. Communications from an officer or director of the Company will not be viewed as security holder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as security holder communications for purposes of the procedure only if those communications are made solely in such employee's or agent's capacity as a security holder.

Householding

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares though a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our secretary at our principal executive offices, 9310 Broadway Bldg. 1, San Antonio, Texas 78217, telephone number (210) 828-7689. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2004 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Other Matters

        Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will have discretion to vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

                      By Order of the Board of Directors

                      William D. Hibbetts
                      Corporate Secretary

San Antonio, Texas
June 30, 2004

APPENDIX A

PIONEER DRILLING COMPANY
Audit Committee Charter

        The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company's independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

        The Audit Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence and financial literacy requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in requirements. The Company will have at least one member of the Audit Committee who is financially sophisticated as contemplated by Section 121B(2)(ii) of the rules of the American Stock Exchange and the Company will seek to have at least one member of the Audit Committee who is a person who the Board of Directors determines is an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

        The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company's independent auditors (subject to stockholder ratification) and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

        The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall:

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  Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management's discussion and analysis of financial condition and results of operations in the Company's Annual Report on Form 10-K.

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  Recommend to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K.

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  Prepare and approve the audit committee report as required by the SEC to be included in the Company's proxy statement for the annual meeting (or in the Company's Annual Report on Form 10-K if required to be included therein).

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  Review and discuss with management and the independent auditors the Company's quarterly financial statements, as well as disclosures made in management's discussion and analysis of financial condition and results of operations, prior to the filing of the Company's Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company's quarterly financial statements.

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  Review and discuss with management and the independent auditors:

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  Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

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  Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

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  Review and discuss annual reports from the independent auditors on:

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  All critical accounting policies and practices to be used.

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  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

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  Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management's response to that letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

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  Review with management the Company's earnings press releases, with particular emphasis on the use of any "non-GAAP financial measures," as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

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  Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

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  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company's policies and guidelines concerning risk assessment and risk management.

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  Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

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  Review the disclosures that the Company's chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company's Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

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  Review the capabilities and performance of the lead partner of the independent auditors.

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  At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take, or recommend that the full board take, appropriate action to ensure the independence of the outside auditor. Further evaluate the independent auditors' qualifications, performance and independence, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

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  Confirm the regular rotation of the audit partners as required by law.

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  Establish hiring policies for the Company's employment of the independent auditors' personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company.

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  Review with the independent auditors any communication or consultation between the Company's audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement.

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  Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

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  Obtain from the independent auditors assurance that Section 10A(b), relating to illegal acts, of the Securities Exchange Act of 1934 has not been implicated.

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  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

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  Make regular reports to the Board of Directors.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

        The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least quarterly. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

APPENDIX B

PIONEER DRILLING COMPANY

Compensation Committee Charter

Purpose

        The Compensation Committee of the Board of Directors (the "Committee") is appointed by the Board of Directors (the "Board") upon the recommendation of the Nominating and Corporate Governance Committee (1) to discharge the Board's responsibilities relating to compensation of the executives and other key employees of Pioneer Drilling Company (the "Company") and (2) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations.

Membership and Meetings

        The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. The Board shall designate the Chairman of the Committee (the "Chairman"). The Committee shall comply with the independence requirements of the American Stock Exchange, after giving effect to any applicable phase-in requirements. In addition, all members of the Committee shall meet the definitions of (a) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (b) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Chairman shall be responsible for scheduling all meetings of the Committee and providing the Committee with a written agenda for each meeting. The Chairman shall preside at the meetings of the Committee. In the absence of the Chairman, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting. The Chief Executive Officer shall not be present during voting or deliberations of the Committee. The Committee shall make regular reports to the Board, and all actions of the Committee shall be reported to the Board at the next regular meeting of the Board. The Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as is necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter.

Authority and Responsibilities

        1.     The Committee shall review, recommend and approve employment agreements, salaries, bonus payments, incentive plans, stock options and employee benefit plans for executive officers and other key employees of the Company (collectively, the "Senior Officers").

        2.     The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Senior Officers, evaluate the performance of the Senior Officers in light of those goals and objectives, and set the compensation levels of the Senior Officers based on the Committee's evaluation. In determining the long-term incentive component of the compensation of the Senior Officers, the Committee will consider the Company's performance and relative stockholder return, the value of similar incentive awards to Senior Officers at comparable companies and the awards given to the Senior Officers in past years.

        3.     The Committee shall administer and make recommendations to the Board with respect to, and shall have the authority to amend the provisions of, the Company's incentive-compensation plans, equity-based plans and other compensation and benefit plans.

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        4.     The Committee shall administer and make recommendations to the Board with respect to, and shall have the authority to amend the provisions of, the Company's severance arrangements with any of the Senior Officers.

        5.     The Committee shall have the authority to authorize the issuance of the Company's common stock pursuant to the provisions of the Company's executive and non-executive compensation and benefits plans.

        6.     The Committee shall perform such duties as may, from time to time, be delegated to the Committee under the compensation and benefit plans of the Company or its subsidiaries.

        7.     The Committee shall issue an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations.

        8.     The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the directors of the Company or the Senior Officers, and shall have sole authority to approve the consultant's fees and other retention terms.

        9.     The Committee shall exercise such other duties and responsibilities as may be assigned by the Board from time to time.

Miscellaneous

        The Committee shall review and reassess the adequacy of this Charter and the composition of the Committee annually and recommend any proposed changes to the Board for approval. The Committee also shall annually review its own performance and assess the effectiveness of the Committee.

        Nothing in this Charter shall be deemed to amend the provisions of the Bylaws with respect to this Committee or other committees of the Board absent a separate resolution of the Board expressly amending the Bylaws.

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APPENDIX C

PIONEER DRILLING COMPANY

Nominating and Corporate Governance Committee Charter

Purpose

        The Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") is constituted and established by the Board (1) to identify individuals qualified to become directors of Pioneer Drilling Company (the "Company"), (2) to recommend to the Board director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting of the Company, (3) to recommend committee assignments for directors to the Board, (4) to periodically assess the performance of the Board and (5) to develop and recommend to the Board appropriate corporate governance policies and procedures for the Company.

Membership and Meetings

        The Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors, each of whom shall serve at the discretion of the Board. The Committee shall elect a Chairman (unless appointed by the Board). The Committee shall comply with the independence requirements of the American Stock Exchange, after giving effect to any applicable phase-in requirements.

        The Chairman of the Committee shall be responsible for scheduling all meetings of the Committee and providing the Committee with a written agenda for each meeting. The Chairman shall preside at the meetings of the Committee. In the absence of the Chairman, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting. The Committee shall make regular reports to the Board, and all actions of the Committee shall be reported to the Board at the next regular meeting of the Board, accompanied by any recommendations to the Board approved by the Committee. The Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as may be necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter.

Authority and Responsibilities

        1.     In connection with each annual meeting of stockholders and when it otherwise becomes necessary or appropriate to identify candidates for membership on the Board, the Committee shall actively seek and evaluate individuals qualified to become directors of the Company, including considering individuals recommended or nominated by stockholders of the Company, and recommend director candidates to the Board to fill vacancies on the Board or stand for election to the Board by the stockholders of the Company. In assessing the qualifications of prospective nominees to the Board, the Committee shall consider, in addition to criteria set forth in the Bylaws of the Company, each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its stockholders. Consideration shall also be given to members of the Board having an appropriate mix of backgrounds and skills.

        2.     The Committee shall recommend committee assignments for directors to the Board as openings occur on committees of the Board, or as rotations of committee assignments are deemed advisable by the Board. The Committee shall recommend committee assignments in accordance with the membership requirements specified in the Charter of each committee, and with due consideration of each committee's annual assessment of its composition, performance and effectiveness.

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        3.     The Committee shall oversee the annual assessment of the performance of the Board and its committees and of executive management. In conducting its assessment, the Committee will solicit comments from all directors and may employ such other means as it may deem appropriate in conducting the assessment. The Committee shall report its findings to the full Board following the end of each fiscal year.

        4.     The Committee shall periodically review and assess the adequacy of the Company's corporate governance policies and procedures, and recommend any proposed changes to the Board for approval.

        5.     The Committee shall periodically review with the Board succession planning with respect to the Chief Executive Officer and other executive officers of the Company.

        6.     The Committee shall have the authority to retain and terminate any search firm to be used to identify and recruit director candidates and shall have authority to approve the search firm's fees and other retention terms.

        7.     The Committee shall exercise such other duties and responsibilities as may be assigned by the Board from time to time.

Miscellaneous

        The Committee shall review and reassess the adequacy of this Charter and the composition of the Committee annually and recommend any proposed changes to the Board for approval. The Committee also shall annually review its own performance and assess the effectiveness of the Committee.

        Nothing in this Charter shall be deemed to amend the provisions of the Bylaws with respect to this Committee or other committees of the Board absent a separate resolution of the Board expressly amending the Bylaws.

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(Front of Card)

PIONEER DRILLING COMPANY

Proxy for the Annual Meeting of Shareholders
to be Held on August 6, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wm. Stacy Locke and William D. Hibbetts, and each of them, with full power of substitution and resubstitution to represent the undersigned and to vote all the shares of common stock of Pioneer Drilling Company, a Texas corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of Shareholders of the Company to be held on August 6, 2004 and at any adjournment or postponement thereof (1) as hereinafter specified on the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated June 30, 2004 (the "Proxy Statement") and (2) in their discretion on such other matters as may properly come before the meeting.

Every properly signed proxy that is returned prior to the meeting will be voted in accordance with the specifications made thereon. If not otherwise specified, the shares represented by this proxy will be voted (1) FOR the nominees listed in Proposal 1 and (2) FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005 in Proposal 2.

The undersigned hereby acknowledges receipt of the Company's Annual Report for the fiscal year ended March 31, 2004 and its Notice of 2004 Annual Meeting of Shareholders and the related Proxy Statement.

(Back of Card)

Please mark, sign and date your Proxy Card
and promptly return it in the enclosed envelope.

ANNUAL MEETING OF SHAREHOLDERS
PIONEER DRILLING COMPANY

August 6, 2004

Please fold and detach here.

☒ Please mark votes in blue or black ink as in this example.
The board of directors recommends a vote FOR each of the following proposals:
PROPOSAL 1. To elect the nominees listed below to the board of directors to serve until their respective successors are elected and qualified.
☐	FOR all nominees listed at right (except as indicated to the contrary below).*	☐	WITHHOLD AUTHORITY to vote for all nominees listed at right.	NOMINEES: Michael E. Little C. Robert Bunch
* INSTRUCTION: To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided here:

PROPOSAL 2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2005.
☐	FOR	☐	AGAINST	☐	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2004 Annual Meeting of Shareholders.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	Signature:

Date:	Signature:

NOTE: Please sign exactly as your name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title.

QuickLinks

PIONEER DRILLING COMPANY PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  APPENDIX A
PIONEER DRILLING COMPANY Audit Committee Charter
  APPENDIX B
PIONEER DRILLING COMPANY Compensation Committee Charter
  APPENDIX C
PIONEER DRILLING COMPANY Nominating and Corporate Governance Committee Charter